UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2013

ADB INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

New Jersey	22-2930106
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 West Bitters Road, #1931, San Antonio, TX	78248
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (407) 496-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2013, Mr. Shahar Ginsberg was appointed to be the Registrant's CEO, acting CFO and a director. Mr. Yoseph Zekri continues to serves as the Company's Secretary and Chairman.

Shahar Ginsberg, 29, received his MBA from Peres Academic Institution in Israel in 2012 with a major in finance and marketing. He received his undergraduate degree with a major in marketing. During the past two years, Mr. Ginsburg was employed by Israel's International Bank, Commercial Banking Division, during which time he was involved in economic and marketing planning. His duties including initiating marketing and business development activities, identifying, analyzing contacting potential commercial clients with revenues ranging between $1,000,000 to $50,000,000. Following his financial analysis of the potential clients, Mr. Ginsberg would coordinate introductions and oversee the establishment of business relationships with the proper team at Israel's International Bank. Prior to joining Israel's International Bank, Mr. Ginsberg was employed for over three years by a private company as business development and marketing supervisor.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.3	Employment Agreement between the Company and Shahar Ginsberg, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADB International Group, Inc.

By:	/s/ Shahar Ginsberg
Name:	Shahar Ginsberg
Title:	Chief Executive Officer

Date: March 26, 2013